                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              WYMAN-GORDON COMPANY
                                       AT
                              $20.00 NET PER SHARE
                                       BY
                             WGC ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                           PRECISION CASTPARTS CORP.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, JUNE 18, 1999 UNLESS THE OFFER IS EXTENDED.

                                                                    May 21, 1999

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated May 21, 1999 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by WGC Acquisition Corp., a Massachusetts corporation ("Purchaser"), and a wholly owned subsidiary of Precision Castparts Corp., an Oregon corporation ("PCC"), to purchase all of the outstanding shares of Common Stock, $1.00 par value (the "Shares"), of Wyman-Gordon Company, a Massachusetts corporation (the "Company"), at a purchase price of $20.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

        1.  The tender price is $20.00 per Share, net to you in cash.

        2.  The Offer is being made for all of the outstanding Shares.

        3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least 66 2/3 percent of the outstanding Shares (on a fully diluted basis).

        4. The Board of Directors of the Company has approved the Offer and the Merger (as defined in the Offer to Purchase) and has determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders and recommends that stockholders of the Company accept the Offer.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, JUNE 18, 1999, UNLESS THE OFFER IS EXTENDED.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                        ALL OF THE OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                              WYMAN-GORDON COMPANY

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated May 21, 1999 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by WGC Acquisition Corp., a Massachusetts corporation, to purchase all of the outstanding shares of Common Stock, $1.00 par value (the "Shares"), of Wyman-Gordon Company, a Massachusetts corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares                                                 SIGN HERE
to be Tendered:         shares                  -------------------------------------------
------------------------                                        Signature(s)
                                                -------------------------------------------
                                                -------------------------------------------
                                                            Please print name(s)
                                                -------------------------------------------
                                                -------------------------------------------
                                                                  Address
                                                -------------------------------------------
                                                        Area Code & Telephone Number
                                                -------------------------------------------
                                                   Tax Identification or Social Security
                                                                 Number(s)

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